UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007

ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	0-26660	94-2928582
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CA	94538
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 27, 2007, the Stipulation of Settlement and Release (the “Settlement”) by and among ESS Technology, Inc. (“ESS” or the “Company”), certain current and former officers and directors of the Company and the plaintiffs in the federal securities class action became final and binding after no appeal was submitted to the United States District Court for the Northern District of California (the “Court”) within the applicable period following the Court’s entry of the Final Judgment and Order of Dismissal With Prejudice (the “Order and Final Judgment”). Under the Settlement, ESS has agreed, among other terms, to pay the amount of $3,500,000 to the plaintiffs. In exchange for such payment by ESS, plaintiffs release and relinquish all claims against ESS and other defendants. The Company and other defendants have denied, and continue to deny, any and all allegations of wrongdoing in connection with this matter.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a) On August 27, 2007, pursuant to the Settlement and the Order and Final Judgment described above, ESS became obligated to pay to the plaintiffs the amount of $3,500,000 as a short-term debt obligation arising outside the ordinary course of business. The entire settlement amount and any additional expenses will be covered by the Company’s directors and officers insurance policy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2007		ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair
Robert L. Blair
President and Chief Executive Officer